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                                                                      Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-82663) pertaining to the Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.


                                              /s/ERNST & YOUNG LLP
                                              --------------------
                                              ERNST & YOUNG LLP


Fort Wayne, Indiana
August 10, 2001